EXHIBIT 1

                              WEALTH MINERALS LTD.
                        FORMERLY TRIBAND ENTERPRISE CORP.
                                    Suite 903
                              1485 West 6th Avenue
                                 Vancouver, B.C.
                                     V6G 4H1
                            Telephone: (604)331-0096
                            Facsimile: (604)714-0879

                    TSX VENTURE EXCHANGE TRADING SYMBOL: WML
                               OTCBB SYMBOL: WMLLF
                                March 23rd, 2004

                              N E W S R E L E A S E
                           PRIVATE PLACEMENT APPROVED


Wealth Minerals Ltd. (the "Company") has completed, and the TSX Venture Exchange has approved a, non-brokered private placement of 2,500,000 units at $0.27 per unit.

Each unit will consist of one common share and one half common share purchase warrant. A full warrant will be required to purchase one common share at $0.35 per share. These warrants will expire 24 months after the closing. If within the 24 months post closing, the Common Shares of the Company trade above $1.00 through the facilities of the TSX Venture Exchange for a period of ten consecutive trading days, the Company will have the right force the exercise of the Warrants after the four month hold period has expired.

The Common Shares and any Common Shares issued under the exercise of the Warrants attached to this private placement may not be traded until July 15, 2004.

For further information concerning the Company, please contact Mr. Gary Freeman, President and Director at (604)331-0096.


                                               TRIBAND ENTERPRISE CORP.


                                               Per: /s/ Gary R. Freeman
                                                  ------------------------------
                                                  Gary R. Freeman
                                                  President and Director



The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.